    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2002
                                                          REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BLADE INTERNET VENTURES INC.
                 (Name of small business issuer in its charter)

            NEVADA                          7374                  98-0233349
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)   Identification No.)

                         555 WEST HASTINGS STREET #2770
                  VANCOUVER, BRITISH COLUMBIA, CANADA V6B 4N4
                                 (604) 699-4555
(Address and telephone number of principal executive offices and principal place of business)

                            ------------------------

                             MICHAEL A. CANE, ESQ.
                              CANE & COMPANY, LLC
                             2300 W. SAHARA AVENUE
                              SUITE 500 -- BOX 18
                            LAS VEGAS, NEVADA 89102
           (Name, address and telephone number of agent for service)

                            ------------------------

                                   Copies to:

                              MARK H. MIRKIN, ESQ.
                              MIRKIN & WOOLF, P.A.
                      1700 PALM BEACH LAKES BOULEVARD #580
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 687-4460

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS OF           AMOUNT TO BE       PROPOSED OFFERING    PROPOSED AGGREGATE       AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED      PRICE PER SHARE(3)(2) OFFERING PRICE(1)(2)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock......................      8,265,563              $0.75               $6,199,172            $570.32
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Based on the last price at which shares were offered for sale and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Shareholders own all of the shares being registered, which will be sold at negotiated prices. We will not receive proceeds from such sales.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
PROSPECTUS SUMMARY..........................................         1
RISK FACTORS................................................         2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...         4
USE OF PROCEEDS.............................................         5
DETERMINATION OF OFFERING PRICE.............................         5
DILUTION....................................................         5
SELLING SECURITYHOLDERS.....................................         5
PLAN OF DISTRIBUTION........................................         6
LEGAL PROCEEDINGS...........................................         7
DIVIDEND POLICY.............................................         7
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS; EXECUTIVE COMPENSATION...........................         7
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................         9
DESCRIPTION OF SECURITIES...................................         9
INTERESTS OF NAMED EXPERTS AND COUNSEL......................        12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES................................        12
ORGANIZATION WITHIN LAST FIVE YEARS.........................        12
DESCRIPTION OF BUSINESS.....................................        13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...        17
DESCRIPTION OF PROPERTY.....................................        17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............        17
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS....        17
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS...............        18
AVAILABLE INFORMATION.......................................        18
FINANCIAL STATEMENTS........................................        19

PROSPECTUS

                        8,265,563 SHARES OF COMMON STOCK

                          BLADE INTERNET VENTURES INC.

     Shareholders of Blade Internet Ventures Inc., a Nevada corporation, are registering for public offering at any price 8,265,563 shares of our common stock. The shares were acquired from us by the shareholders in private offerings exempt from registration under federal securities laws. There is currently no public market for our common stock. We anticipate that our common stock will be listed on the Over the Counter Electronic Bulletin Board under the symbol "SPRG".

              INVESTING IN OUR SHARES INVOLVES SIGNIFICANT RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     Shares of our common stock are presently not traded on any market or securities exchange.

     Our shares are being registered with the States of California, Colorado, Massachusetts and Washington. Such registration does not constitute a recommendation of our shares for investment purposes.

     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

     We will pay all expenses incurred in registering our shares hereunder for our shareholders.

     The information in this Prospectus may be changed. This Prospectus is not an offer to sell our shares, and it is not a solicitation of offers to buy our shares in any state where such offers or sales are not permitted.

                 The date of this Prospectus is April   , 2002.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in other parts of this Prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our shares. You should read the entire Prospectus carefully.

                              OUR PLANNED BUSINESS

     Blade was incorporated in September 2000 to engage in the business of developing a web-based registration service for community organizations, clubs and events via our website www.sporg.com. We conduct business under the fictitious name "Sporg".

                              OUR MANAGEMENT TEAM

     Eric Freeman and David Norman developed the business concept and continue to lead us.

                            OUR CONTACT INFORMATION

     Our address is 555 West Hastings Street #2770, Vancouver, B.C. Canada V6B 4N4, our telephone number is 604-669-4555 and our website is www.sporg.com.

                                  THE OFFERING

Securities being Registered
for Sale:                    Our shareholders are registering for sale 8,265,563
                             shares of our common stock.

Price to Public:             To be negotiated in private transactions.

Shares to be Outstanding
after the Offering:          We will continue to have 13,765,563 shares of
                             common stock outstanding after the offering.

Warrants and Options to be
Outstanding after the
Offering:                    We will continue to have 2,759,663 warrants and
                             1,720,000 options to purchase common stock outstanding after the offering.

Secondary Market:            We shall apply to list our shares of common stock
                             on the Over-the-Counter Electronic Bulletin Board.

Use of Proceeds:             We will not receive any proceeds from this offering
                             of shares by our shareholders.

Risk Factors:                You should carefully read the "Risk Factors"
                             section below before deciding to invest in our shares.

                                  RISK FACTORS

     An investment in our shares involves a high degree of risk. You should carefully read this Prospectus in its entirety and consider the risks below and other information in this Prospectus before deciding to invest in our shares. An investment in our shares should be made only by investors who can assume high risks and is suitable only for investors able to sustain the loss of their entire investment.

1. WE HAVE INCURRED A LOSS SINCE INCEPTION AND WE MAY CONTINUE TO INCUR LOSSES.

     We were incorporated on September 7, 2000. From that date through September 30, 2001, we incurred a loss of $1,118,033. See "Management's Discussion and Analysis of Financial Condition or Plan of Operation."

     We incurred a loss for the fiscal year ended 2001 of $1,116,738 arising from the costs of establishing our business. A newly-formed technology business is ordinarily expected to incur operating losses in its early years because of an inability to generate sufficient revenues to cover operating expenses. Those operating losses can be significant and can occur for longer periods than planned depending on the business' ability to control operating expenses and generate revenues.

     We do not expect to become profitable for several years. Our ability to become profitable by that time depends on our ability to establish our new business. There is a risk that we may never become profitable.

     If the proceeds of our efforts to raise additional financing are unsuccessful, we may be required to cease operations, which would result in the loss of your entire investment.

2. WE ARE DEPENDENT UPON THE EFFORTS OF OUR KEY MANAGEMENT PERSONNEL.

     Our future success depends, in large part, upon the continuing efforts of Eric Freeman and David Norman, our key management personnel. The loss of services of one or both of these key employees could have a material adverse effect on our operations and financial condition. We may not be able to retain such key employees or attract or retain qualified personnel in the future. We do not maintain "key man" life insurance that would result in a payment to us in the event of the death of either of our executives.

3. WE MAY NOT BE ABLE TO HIRE ENOUGH ADDITIONAL MANAGEMENT AND OTHER PERSONNEL AS OUR BUSINESS GROWS.

     The success of our business depends upon our ability to attract and retain motivated, qualified management and other personnel. We face significant competition in the recruitment of qualified employees. If we are unable to recruit or retain a sufficient number of qualified employees, or if the costs of compensating or of outsourcing these tasks to third-party providers, or if employee benefits were to increase substantially, our business would suffer. Our employees are not unionized. If they organize in to labor unions, our labor costs should increase, perhaps significantly.

4. WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK FOR THE FORESEEABLE FUTURE.

     All earnings of the Company will be retained for our use in the operation of our business. We do not anticipate that we will pay dividends on our common stock in the foreseeable future. See "Dividend Policy." Accordingly, investors do not stand to earn any income from their investment in our shares until they sell them, which sale may be at a loss or unable to be effectuated. Established companies typically declare and pay annual dividends on their common stock; speculative risky investments such as the purchase of our shares rarely yield dividends.

5. OUR SHAREHOLDERS SHALL ARBITRARILY SET THE SELLING PRICE FOR THEIR SHARES BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK; IF A TRADING MARKET DEVELOPS, PRICES FOR SHARES IN THE MARKET MAY BE BELOW THE SELLING PRICE.

     There has been no active trading market in our common stock. Our shareholders arbitrarily shall determine the offering price for their shares without the assistance of underwriters or other valuation experts. The offering prices may not bear any relationship to the value of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the price at which shares of common stock may be bought or sold in the future. Consequently, you may lose a portion of your investment simply as a result of an inaccurately-determined offering price.

6. FUTURE SALES OF OUR COMMON STOCK COULD DEPRESS THE PRICE OF YOUR COMMON
   STOCK.

     The market price of our common stock could be materially and adversely affected by the sale or the availability for sale of shares of common stock now held by our current shareholders. We have 13,765,563 shares of common stock outstanding; however, only the shares being registered will be eligible for sale in the open market without restriction. See "Shares Eligible For Future Sale."

7. SECONDARY MARKET ACTIVITY COULD RESULT IN TRADING PRICES BELOW THE OFFERING PRICE.

     Once shares of our common stock are registered and eligible for resale in the open market, trading prices could fall so low as to make us unable to sell shares to investors to raise capital. As a result, the planned operations of the Company would suffer from inadequate working capital.

8. WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

     We will need to raise additional capital in the future to support our business and expand our operations. At the present time, we expect to sell shares of common stock or other equity securities in 2002 to support the planned expansion of our business. If we do sell securities in the future to raise capital, this sale will dilute your ownership interest and such dilution could be substantial.

     Additional financing may not be available or obtainable on commercially reasonable terms.

9. OUR BUSINESS MODEL FOR PROVIDING INTERNET-BASED REGISTRATION SERVICES IS UNPROVEN.

     The provision of registration and related services to clubs, teams and other organizations is a new paradigm which may be ahead of its time. We may not be able to migrate our target market away from traditional methods of doing business.

10. WE DO NOT EXPECT AN ACTIVE PUBLIC TRADING MARKET FOR OUR SECURITIES TO DEVELOP IN THE IMMEDIATE FUTURE.

     There is currently no established public trading market for our securities and we do not expect an active public trading market to develop in the immediate future. We do not currently have any brokers or other persons who make a market in our securities although we will encourage brokers to establish a market in the future. We intend to seek the listing of our securities on the Over the Counter Electronic Bulletin Board. The absence of an active public trading market for our securities will make it difficult for investors to resell their securities and is likely to depress the price at which the securities may be resold. Securities traded on the OTC Bulletin Board have historically experienced extreme price and volume fluctuations. Market prices of Internet technology stocks in particular have fluctuated wildly in the last few years.

11. BECAUSE OUR SHARES MAY BE DEEMED LOW-PRICED "PENNY" STOCKS, INVESTMENT IN OUR SHARES SHOULD BE CONSIDERED HIGH RISK AND SUBJECT TO MARKETABILITY RESTRICTIONS.

     Our shares may become subject to "penny stock" rules and, if so, our shareholders will in all likelihood find it difficult to sell them.

     If the trading price of the shares is below $5.00 per share, trading in the common stock is subject to certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that has a market price of less than $5.00 per share). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the shares, thereby severely limiting the market liquidity of the shares and the ability of our shareholders to sell the shares in the secondary market.

12. YOU WILL HAVE MINIMAL INFLUENCE ON SHAREHOLDER DECISIONS.

     Messrs. Freeman and Norman beneficially own 5,000,000 shares of our common stock in the aggregate. They do not plan to purchase additional shares in the near future. Each of Mr. Norman, our president and a director, and Mr. Freeman, our chief executive and a director, currently holds 18.16% of our shares of common stock. See "Securities Ownership of Certain Beneficial Owners and Management." They have and will continue to have the ability to control our management policies and decisions as well as issues that require a shareholder vote. If they vote together, they can control the outcome of corporate actions requiring shareholder approval, including the election of directors and approval or non-approval of significant corporate transactions, such as the merger or sale of all or substantially all of our assets, assuming a small group of other shareholders votes with them. Their interests may differ from the interests of other shareholders with respect to management issues.

13. WE DEPEND ON SEVERAL CRITICAL THIRD-PARTIES.

     Our operations are dependent upon several critical third parties. For one example, we do not and will not own our own gateway onto the Internet but instead will rely on an Internet service provider to connect Sporg.com to the Internet. For a second example, our website will depend on operating system, database and server software developed and produced by and licensed from third-parties. We have limited control over these third parties. If we cannot maintain mutually beneficial relationships with them or if the quality of the products and services they provide to us declines, our business prospects would suffer.

14. PERFORMANCE PROBLEMS WITH OUR WEBSITE COULD DAMAGE OUR FINANCIAL
    PERFORMANCE.

     Substantially all of our hardware will be located in leased space in Vancouver, vulnerable to damage from terrorist attack, acts of God, power loss, telecommunication failure, break-ins, etc. Our servers will be vulnerable to computer viruses and capacity limitations. Our insurance limits on property damage and business interruption may not sufficiently compensate us for such losses.

15. CYBERSPACE PRIVACY LAWS ARE EVOLVING RAPIDLY.

     Internet user privacy is a controversial area of concern for users and law enforcement. Regulatory legislation could affect the way we conduct on-line registrations and could harm our business. Further, our privacy policies may be deemed unsatisfactory and result in harmful adverse publicity or liability.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this Prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance. When we use any of the words "believes," "expects," "anticipates," "intends," or "may" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

          - legal and regulatory risks and uncertainties;

          - economic, political and competitive forces affecting our businesses, markets or securities; and

          - the risk that our analyses of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

     All forward-looking statements are necessarily speculative and speak only as of the date made, and we advise potential investors that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares being registered herein by our shareholders.

                        DETERMINATION OF OFFERING PRICE

     Each shareholder shall arbitrarily set the offering price for his shares, without any relationship to our assets, income or net worth, which price should not be considered an indication of an appraised value of such securities. Accordingly, no assurance is given that such securities can be resold at the offering price, or at any price, in the future.

                                    DILUTION

     Our shareholders will not suffer any dilution as a result of the registration of our shares insofar as no additional shares of common stock shall be outstanding after such registration.

                            SELLING SECURITYHOLDERS

     A majority of our shareholders are registering their shares for sale to the public. Their names are set forth below. All or a portion of such shares may be retained by the shareholders and not sold. Therefore no accurate forecast can be made as to the number of shares that will be owned by our current shareholders as a result of the registration of our shares.

     We believe that each of the shareholders listed below has sole voting power with respect to the shares indicated.

                                                            RELATIONSHIP   NUMBER OF SHARES
                           NAME                               TO BLADE    BENEFICIALLY OWNED
                           ----                             ------------  ------------------
Aberdeen Holdings.........................................       --            250,000
Logan Anderson............................................       --            250,000
Antares Investments Ltd...................................       --            625,000
Dan Ashton................................................       --             13,400
Bayonet Capital LLC.......................................       --            250,000
Robert Brown..............................................       --            100,000
Charles R. Burtzloff......................................    Director         150,000
Laurance Clark............................................       --             34,000
CLO Financial Services Ltd................................       --            399,555
Crawford Financial Services Inc...........................       --             51,500
William Dauphinee.........................................       --             20,000
Burt S. Dumerton..........................................       --             44,000
Harold W. Elliot..........................................       --             21,500
Vanessa J. Ephson.........................................       --            250,000
C. Neil Farnsworth........................................    Advisor           33,500
Gabe International Ltd....................................       --            399,555
Gatwick International Services Ltd........................       --            399,555
Marcelle Goldstein........................................       --               4000
Carol Goldstein...........................................       --             12,000
Katherine R. Good.........................................       --            100,000

                                                            RELATIONSHIP   NUMBER OF SHARES
                           NAME                               TO BLADE    BENEFICIALLY OWNED
                           ----                             ------------  ------------------
Donald Grant..............................................       --             10,000
Hanover Capital Corp......................................   Consultant        300,000
Caisey Harlington.........................................       --            250,000
Anthony D. Harris.........................................       --            250,000
George Hatch..............................................       --             80,000
David Hauenstein..........................................       --            250,000
Hollywood Holdings Ltd....................................       --            625,000
Monika Kosaristanova......................................       --             40,000
KRM Contracting 2000 Corporation..........................       --             17,000
Lloyds TSB Bank PLC.......................................       --             25,000
Madison Commercial Corp...................................       --            399,555
John A. Mahoney...........................................       --            100,000
Marriaqua Holdings Inc....................................       --            399,555
Maximum Exposure Communications Inc.......................       --            300,000
F. Robert Murphy..........................................       --            100,000
Barbara D. Norris.........................................       --               7000
Omniselect Inc............................................       --            269,333
Pacific Investments.......................................       --             88,000
Diane Pitcher.............................................       --             10,000
Thomas Preston............................................       --             50,000
Crystal Rayment...........................................       --            250,000
Lui Rinaldo...............................................       --             34,000
Phaedra Struss............................................       --             10,000
Cheryle Stupak............................................       --             37,500
Sujak Enterprises Inc.....................................       --             17,000
Alana C. Tisdelle.........................................       --             12,000
Mary K. Tisdelle..........................................       --             12,000
Carol L. Topp.............................................       --               8000
Volney Holdings Inc.......................................       --            399,555
Westin Capital S.A........................................   Consultant        450,000
Randall Wong..............................................       --             20,000
Clayton Wright............................................       --             37,500

     We intend to qualify the registered shares for sale in the States of California, Colorado, Massachusetts and Washington, where our shareholders reside. We cannot give any assurance, however, that the jurisdictions in which we seek qualification will approve the resales.

                              PLAN OF DISTRIBUTION

     Our shareholders are registering for sale 8,265,563 shares of our common stock. They may sell their shares at any price they choose. We will not receive proceeds from the sale of shares by our shareholders.

     The shares described in this Prospectus may be sold by the holders thereof or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by our shareholders. The distribution of shares by the selling shareholders may be effected in one or multiple transactions that may take place in the over-the-counter market, including in broker's transactions, privately-negotiated transactions or through sales to one or more dealers acting as principals in the resale of our shares.

     Any of the selling shareholders, acting alone or in concert with others, may be considered a statutory underwriter under the Securities Act 1933 if he is directly or indirectly conducting an illegal distribution of the shares on our behalf. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from his sales of shares. If any of the selling shareholders is determined to be an underwriter, he may be liable for securities violations in connection with any material misrepresentations or omissions made in this Prospectus.

     In addition, the selling shareholders and any brokers and dealers through whom sales of our shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling shareholders may pledge all or a portion of their shares owned as collateral for margin accounts or in loan transactions, and the shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transactions would have the same rights of sale as the selling shareholders under this Prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the shares listed under this Prospectus. The selling shareholders may also transfer shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

     In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholders or any such other person.

     We cannot assure that the selling shareholders will sell any or all of our shares. In various states, our securities may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act, any person engaged in the distribution of our shares may not simultaneously engage in market-making activities in our shares for a period of five business days prior to the commencement of such distribution.

     All the foregoing may affect the marketability of our shares.

     We will pay all the fees and expenses incident to the registration of our shares as described herein.

     Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

                               LEGAL PROCEEDINGS

     We are not a party to any legal proceeding and are not aware of any pending or threatened legal action against us.

                                DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We do not intend to pay dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the launch and operation of our businesses. Our board of directors will have sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                  AND CONTROL PERSONS; EXECUTIVE COMPENSATION

     Our directors are elected by holders of a majority of our shares for one-year terms or until their successors are elected and qualified to serve or until their earlier resignation or removal. Our directors appoint our executive officers.

     There are no family relationships between any of our directors and executive officers.

     Our directors and executive officers are:

                 NAME                    AGE                  POSITIONS
                 ----                    ---                  ---------
L. Eric Freeman........................  54    Chief Executive Officer, Chief
                                               Financial Officer, Director
David M. Norman........................  39    President, Director
Frank D. Anderson......................  43    Secretary/Treasurer, Director
Charles R. Burtzloff...................  49    Director

     L. Eric Freeman (54). A co-developer of the Sporg business, Freeman joined Blade on a permanent basis in October 2000 upon execution of the Asset Purchase Agreement. (See "Description of Business".) Since 1988 he has run E.F. Financial Investments and Services Inc., a private investment company. From 1990 through 1991 he was a principal in Surecharge Industries, a private company that developed a proprietary charging system for nickel cadmium batteries. From 1986 through 1990 he developed and ran Lazarus Distributing Corp., which owned RentACamera Co. a rental camera business, which he merged into a public company and then sold. Freeman attended Simon Fraser University from 1967 through 1971.

     David M. Norman (39). A co-developer of the Sporg business, Norman also joined Blade on a permanent basis in October 2000 upon execution of the Asset Purchase Agreement. (See "Description of Business".) From 1995 through 2000 he worked as an Associate Manager at Clarica Insurance Company in Vancouver. From 1980 through 1996 Mr. Norman played professional soccer with the Vancouver Whitecaps and Vancouver 86ers. He represented Canada in 56 international soccer matches, including the 1984 Olympics and the 1986 World Cup. From 1990 through 1996 he worked first as a sales representative and then as a sales manager for Cantel Cellular Network Inc. Mr. Norman earned a degree in business administration from the British Columbia Institute of Technology in 1990.

     Frank D. Anderson (43). Blade's founder, Anderson worked as an investment advisor while a partner at Canaccord Capital Corp. from 1982 through 1998. In 1999 he became Managing Director of Premier Financial, an investment bank based in Vancouver and New York. Anderson is a significant shareholder in and director of Fiskkin Entertainment, a recording company in Los Angeles.

     Charles R. Burtzloff (49). Burtzloff joined Blade's Board of Directors in February 2001. He serves as chairman and chief executive of CardService International Inc., the large privately-held credit card transaction processing company which he founded in 1988. He attended Western Michigan University from 1970 through 1972.

     In addition to the foregoing, we consider Bonar Harris, Jeremy Freeman and Wenhu Guan to be key employees.

     Bonar Harris (42). Harris joined Blade in June of 2001. From 1998 to 2000 Harris was a Project Manager with SFG Technologies Inc. (now Cayenta Inc.) implementing multi-million dollar Utilities Management Software across North America. From 1997 to 1998 Harris worked as Customer Support Manager with NCompass Labs Inc., a Vancouver-based web software developer acquired in 2001 by Microsoft Corporation. From 1996 to 1997 he was Information Systems Manager at CanWest Gas Supply Limited, a privately held natural gas aggregator and marketer. From 1994 to 1996 he worked as Customer Support Manager in the Forest Information Systems department at TimberWest Forest Limited, a Vancouver forestry company. From 1990 to 1994 Harris was employed as Systems Manager of the Folding Carton Division of Somerville Packaging Ltd., a division of Paperboard Industries, based in Toronto. Harris became a Novell Certified Netware Engineer in 1994. He was certified as a UNIX Systems Administrator in 1992 by Learnix Training, Toronto.

     Jeremy Freeman (26). Jeremy Freeman joined Sporg in February 2001 as Chief Technology Engineer. Prior to joining Sporg, Freeman held the position of Global Network Operations Manager for NetNation Communications for three years in Vancouver and San Diego. While at NetNation, Freeman was responsible for leading 15 systems engineers and making corporate decisions relating to networking, systems and security. Before NetNation, Freeman was lead systems engineer for Valley Internet Providers in Penticton, British

Columbia, Canada. Freeman studied Electrical Engineering at British Columbia Institute of Technology in 1997 and 1998 and Computer Information Systems at Okanagan University College in 1995 and 1996. Jeremy Freeman is Eric Freeman's son.

     Wenhu Guan (27). Guan joined Blade in 2001 as a JAVA developer from IBM-China. He earned a bachelor's degree in industrial electrical automation and a master's degree in pattern recognition from the University of Science and Technology in Beijing in 1995 and 1998, respectively.

     Blade has entered into Employment Agreements with Eric Freeman, David Norman, Bonar Harris, Jeremy Freeman and Wenhu Guan.

     Pursuant to the terms of his Employment Agreement, Eric Freeman serves Blade as its Chief Executive Officer for a term extending through October 15, 2005 at an annual base salary of $96,000 (US) subject to cost-of-living adjustments and merit increases.

     Pursuant to the terms of his Employment Agreement, David Norman serves Blade as its president for a term extending through October 15, 2005 at an annual base salary of $96,000 (US) subject to cost-of-living adjustments and merit increases.

     Pursuant to the terms of his Employment Agreement, Bonar Harris serves Blade as a Project Manager for an indefinite term at an annual base salary of $52,500 (US).

     Pursuant to the terms of his Employment Agreement, Jeremy Freeman serves Blade as its Chief Technology Engineer and Network Administrator for an indefinite term at an annual base salary of $37,500 (US).

     Pursuant to the terms of his Employment Agreement, Wenhu Guan serves Blade as Senior Web Developer for an indefinite term at an annual base salary of $50,000 (US).

     No officers, directors or significant employee has been involved in legal proceedings during the past five years that would be material to an evaluation of our management.

     None of our directors is compensated for serving as a director.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 20, 2002, the number and percentage of shares of our outstanding common stock which are beneficially owned, directly or indirectly, by our directors and executive officers. No other person beneficially owns more than five percent of our common stock. We determine beneficial ownership based on the rules of the Securities and Exchange Commission. In general, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he has the right to acquire within 60 days of the date of this Prospectus. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.

                                                                                  SHARES
                                                                               BENEFICIALLY
                    NAME                                 POSITION                 OWNED       PERCENTAGE
                    ----                                 --------              ------------   ----------
L. Eric Freeman.............................  Chief Executive, Director         2,500,000       18.16%
David M. Norman.............................  President, Director               2,500,000       18.16%
Frank D. Anderson...........................  Secretary/Treasurer, Director       500,000        3.63%
Charles R. Burtzloff........................  Director                            150,000        1.09%
Executive officers and directors as a group (4 persons)......................   5,650,000       41.04%

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of the date of this Prospectus, 13,765,563 shares of common stock were issued and outstanding, held by 55 owners of record.

     The following description of our capital stock sets forth all material information relative to our common stock but is not a comprehensive description thereof, which description is qualified by our Articles of Incorporation, as amended, and our bylaws, both of which are included as exhibits to the registration statement of which this Prospectus forms a part, and by the provisions of Nevada law.

COMMON STOCK

     Holders of common stock are entitled to receive dividends, if any, declared by the board of directors out of funds legally available for dividends. See "Dividend Policy." In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably, based on the number of shares held, in the assets, if any, remaining after payment of all our debts and liabilities.

     Holders of common stock are entitled to one vote per share for each share held of record on any matter submitted to the holders of common stock for a vote. Because holders of common stock do not have cumulative voting rights with respect to the election of directors, the holders of a majority of the shares of common stock represented at a meeting can elect all of the directors.

     Holders of common stock do not have preemptive or other rights to subscribe for or purchase any additional shares of capital stock issued by us or to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

OPTIONS AND WARRANTS

     We have options and warrants outstanding to acquire 4,479,663 shares of our common stock, held by 27 persons at exercise prices ranging from $.75 to $1.50. Some of the options and warrants are exercisable through January 31, 2004.

     We have adopted the 2002 Stock Option Plan, effective as of January 10, 2002. The plan provides for grants of incentive and non-qualified stock options to employees and consultants to purchase shares of common stock. The purpose of the plan is to attract and retain qualified personnel, provide additional incentives to such persons and promote the success of our business.

     The board of directors administers and interprets the plan. The board of directors has complete discretion to determine which employees and consultants are eligible to receive option grants, the types of options granted, the number of shares subject to each such grant, the time or times when options will be granted, the price of the shares subject to each option, the time when each option may be exercised, any other provisions of the option agreement and all questions relating to the administration of the plan. The shareholders of Blade may terminate, modify or amend the plan at any time. In addition, the board of directors may amend or modify the plan at any time, provided that no such amendment or modification may adversely affect the rights and obligations of the participants with respect to their outstanding options or vested shares without their consent. In addition, no amendment of the plan may, without the approval of shareholders:

          - increase the number of shares for which options may be granted under the plan;

          - increase the purchase price for the shares subject to options;

          - alter the periods during which options may be granted or exercised;

          - alter the provisions relating to the determination of employees or consultants to whom options may be granted;

          - alter the provisions relating to the annual dollar limitation upon options granted to any employee or consultant;

          - alter the provisions relating to the transferability of the options; or

          - alter the provisions relating to the employment status of an employee to whom an option may be granted.

     The plan will terminate on January 10, 2012; however, such termination will not affect any options granted under the plan or vested shares.

     Each option granted under the plan has a maximum term of 10 years, subject to earlier termination if the optionee ceases to be an employee or consultant. The exercise price of an incentive option granted under the plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant (or 110% with respect to an option granted to a holder of more than 10% of the combined voting power of all classes of our stock). The minimum number of shares for which options may be exercised at any one time is 100 shares. Each option granted under the plan is non-transferable and exercisable only during the holder's lifetime. In the event that the holder dies prior to exercising an option, such option may be exercised by the personal representative of the estate of such holder for a period of six months after such representative's appointment. In the event that the holder is terminated for any reason other than death, such option may be exercised at any time prior to the expiration date of the option or within 30 days after the date of such termination (six months in the case of an employee who is disabled), whichever is earlier, but only to the extent such holder had the right to exercise such option at the date of such termination; provided, however, that, if the holder's employment or engagement is terminated as a result of deliberate, willful or gross misconduct, all rights under the option shall terminate and expire upon such termination. If options granted under the plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such grant will again be available for purposes of the plan.

     In the event of reorganization, merger or consolidation in which Blade is not the surviving entity, the sale of substantially all of our assets to another entity, or a change in control, all options granted prior to such event under the plan shall become immediately exercisable. Unless otherwise determined by the board of directors, the term "control" shall refer to the acquisition of 10 percent or more of our voting securities by any person or group acting in concert.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our securities will be Pacific Stock Transfer, 500 East Warm Springs, Las Vegas, Nevada 89119.

LIMITED LIABILITY AND INDEMNIFICATION

     Under Nevada law, a director is not personally liable for monetary damages to the corporation he serves or any other person for any statement, vote, decision, or failure to act unless (a) the director breached or failed to perform his duties as a director and (b) a director's breach of, or failure to perform, those duties constitutes (i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which an unlawful distribution is made,
(iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a share holder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Nevada law.

     Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all our directors, as well as our officers or employees to whom we have agreed to grant indemnification.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Blade or any affiliate of Blade. Nor was any such person connected with Blade or any affiliate of Blade as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

     The financial statements of the Company as of September 30, 2001 and September 30, 2000 included in this Prospectus have been audited by Davidson & Company, chartered accountants, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified to the fullest extent permitted by the Nevada Revised Statutes and our bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Blade in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      ORGANIZATION WITHIN LAST FIVE YEARS

     Upon our formation on September 7, 2000, we issued 5,500,000 shares of our common stock to our founder in exchange for his $5500 initial capital contribution.

     In October and November 2000 we issued 2,000,000 shares of our common stock to eight investors in exchange for $20,000 in capital contributions in an offering exempt from registration under Regulation S.

     In August 2001 we issued 1,195,900 shares of our common stock to 27 investors in exchange for $896,925 in capital contributions in an offering exempt from registration under Regulation D.

     In October 2001 we issued 2,000,000 shares of our common stock to designees of Westin Capital Inc. in exchange for consulting services to be rendered, 300,000 shares of our common stock to Hanover Capital Corp. in exchange for investment banking services to be rendered, and 10,000 shares of our common stock to a private lender in exchange for a loan.

     In November 2001 we issued 2,666,663 shares of our common stock to seven investors in exchange for $2,000,000 in capital contributions in an offering exempt from registration under Regulation S.

     In December 2001 we issued 93,000 shares of our common stock to four investors in exchange for $69,750 in capital contributions in an offering exempt from registration under Regulation S.

                            DESCRIPTION OF BUSINESS

THE COMPANY

     Blade was incorporated in Nevada on September 7, 2000 by Frank D. Anderson of Vancouver, who purchased 5,500,000 shares of common stock for an initial capital contribution of $5500.

     Eric Freeman and David Norman had been developing an Internet registration service business (the "Sporg business") since early 2000. They had registered Sporg.com as a URL Internet website, had formulated source code, object code and software, had established the Sporg trademark and had taken other measures to establish the viability of the Sporg business, making it an attractive acquisition target.

     In October, 2000 Messrs. Freeman and Norman hired KPMG Consulting LP of Toronto to help build and refine the web portal. KPMG developed and tested the software for the Sporg business at a cost of $679,948 which was paid pursuant to a schedule of completion milestones, with final payment in November 2001.

     In October 2000, Blade agreed to acquire the Sporg business from Messrs. Freeman and Norman for $49,305 plus assumption of their $9861 debt to a third party. As additional consideration, Anderson agreed to sell 2,500,000 shares of his Blade common stock to each of Messrs. Freeman and Norman for $2500 each, which would make them Blade's two largest shareholders. Blade entered into an Asset Purchase Agreement on October 15, 2000. Consummation of the acquisition under the Asset Purchase Agreement was conditioned on Blade promptly raising $2,000,000 in investment capital.

     Upon execution of the Asset Purchase Agreement, Freeman became our chief executive officer and Norman our president and they joined Anderson as our second and third directors. Anderson remained secretary/treasurer. Messrs. Freeman and Norman entered into employment contracts with us, running through October 15, 2005 at a base annual salary of $96,000 (US). See "Directors, Executive Officers, Promoters and Control Persons; Executive Compensation".

     We immediately commenced a private securities offering to non-U.S. investors under Regulation S as promulgated by the Securities and Exchange Commission and sold 2,000,000 shares of common stock for $20,000 in the aggregate to eight investors between October 24, 2000 and November 30, 2000.

     Upon closing the Regulation S offering, we immediately commenced a private securities offering to accredited investors under Regulation D as promulgated by the S.E.C., offering 3,000,000 shares of common stock at $0.75 per share in an effort to raise $2,250,000 and fulfill the condition precedent to closing on the asset acquisition. On November 30, 2000 Messrs. Freeman and Norman extended until January 31, 2001 the time for us to accomplish the fundraising goal. On January 31, 2001 they extended the deadline to March 30, 2001. On March 30, 2001 they extended the deadline to June 29, 2001. On June 28, 2001 they extended the deadline to August 31, 2001. Throughout 2001, however, we were busy developing the Sporg business and otherwise acting as if the asset acquisition had been consummated.

     On February 22, 2001 Charles Burtzloff of CardService International Inc. joined our Board of Directors as our fourth director. See "Directors, Executive Officers, Promoters and Control Persons; Executive Compensation".

     On May 24, 2001 we established an Advisory Committee and appointed C. Neil Farnsworth and John Burtzloff as the initial members. Mr. Farnsworth is the chief executive of the Seattle Sounders, a professional soccer team. Previously he worked at Microsoft Corporation in many capacities including General
Manager -- Retail Sales & Direct Mail Resellers, General Manager -- New Business Development, and General Manager -- Western U.S. Prior to joining Microsoft in 1989, he spent 11WS>years at I.B.M. Corporation. Mr. Burtzloff is the senior vice president at CardService International Inc.

     On July 31, 2001 the parties to the Asset Purchase Agreement, who had been closely working together since October 2000 as if a closing had occurred, agreed to amend the fundraising condition precedent to allow for a closing once $900,000 shall have been raised. Insofar as we had raised $896,925 in our Regulation D offering, we proceeded formally to acquire all of the patent rights, assets, technology, property and goodwill of the Sporg business from Messrs. Freeman and Norman. Having theretofor e paid $32,266 of the cash portion of the asset purchase price, we executed and delivered a demand promissory note payable to Freeman for the balance due of $17,039. And as contractually promised, Anderson conveyed 2,500,000 shares of his common stock to each of Messrs. Freeman and Norman.

     On August 10, 2001 we borrowed $135,526 from Westin Capital Inc., a private lender and management consultant whom we subsequently hired in October 2001 to render financial advisory services.

     On August 31, 2001 we issued 1,195,900 shares of common stock to the 27 accredited investors who had invested $896,925 in our Regulation D offering.

     On September 7, 2001 we borrowed an additional $38,000 from Westin Capital. Both the August 10, 2001 and September 7, 2001 loans have been repaid in full.

     On October 5, 2001 we borrowed $102,335 from a private Vancouver lender. We issued the lender 10,000 shares of common stock as an inducement to make the loan. The loan has been repaid in full.

     On October 18, 2001 we issued 2,000,000 shares of our common stock to Westin Capital S.A. and its designees in exchange for consulting services to be rendered and we issued 300,000 shares of our common stock to Hanover Capital Corp. in exchange for investment banking services to be rendered.

     In November 2001 we issued 2,666,663 shares of our common stock to seven investors in exchange for $2,000,000 in capital contributions in an offering exempt from registration under Regulation S.

     In December 2001 we issued 93,000 shares of our common stock to four investors in exchange for $69,750 in capital contributions in an offering exempt from registration under Regulation S.

THE BUSINESS

     The Sporg business utilizes the Internet to address the need of sports/recreation clubs and community organizations to improve the registration process for team and event enrollment and administration. The Sporg.com web portal provides organizations, clubs and events worldwide with a 24/7 on-line registration service that reduces dollar and resource costs and streamlines the registration process while adding value through bundled management and event/team management tools.

     The web portal is fully functional, installed on Sporg servers and supported by an in-house development environment with in-house programming expertise.

     Sporg.com will target two user markets:

          Organizations, clubs and events: Organizations, clubs and events will become part of the Sporg online community utilizing registration tools and facilitating networking. Each shall have a custom-tailored identity.

          Organizations can become Sporg participants as free guests or as paid passport members. Free guests have a web presence of a single line description with contact information. End users can access free guests in the database. Paid passport member organizations pay an initial fee and a per registration fee for online registration and a fee for event/membership management services in exchange for database service, e-mail communications, forms wizards, reporting capability and marketing opportunities.

          Paid passport member status entitles an organization to a user friendly home page that facilities multiple functions. Online registration and e-commerce utilizing credit card payment processing are the main attraction. However, the home page offers much more. We place all of an organization's information in a secure environment, accessible only to registered personnel. The data confidentiality protection policy ensures that no user's information will be divulged to third parties without consent. The home page becomes a database tool to facilitate communication and marketing opportunities; easy-to-use report templates gather, manipulate, study and distribute data within the confines of club bodies. The home page enables bulletin board capability and e-mail wizards provide tailored communications to members, reducing telephoning and mailing. Automatic confirmation assures contact. Finally, the home page links communities, enabling an organization to be part of an on-line community of organizations worldwide.

          End-user registrants/members: Participating organizations can direct their members and prospective members to Sporg.com to register. Members of the general public can access our website and thereby readily register for events.

          End users can access Sporg.com anytime from anywhere and perform money transactions safely and securely. No longer shall they have to wait in line to register for their teams, clubs or events or wait for mailed confirmations of registration. They can communicate directly with club personnel via e-mail, not with a reception desk clerk. They can peruse and choose at their unpressured leisure from among a variety of programs. They can create free personal and family accounts for faster future registrations. Finally, they can view schedules and listings of events, as well as reschedulings and cancellations.

THE TECHNOLOGY

ENVIRONMENT

     Sporg.com servers are housed in a highly secured Internet data center in downtown Vancouver, B.C. The highest levels of security are achieved through biometric access devices and 24-hour security personnel on-site. Environmental and network facilities are deployed in a redundant fashion to prevent a complete failure if one component should fail.

SERVER HARDWARE

     We use enterprise level servers from Sun Microsystems. Sun Microsystems produces high quality servers that are routinely used in the most critical environments such as hospitals and financial institutions. Enterprise level products are generally built to withstand numerous internal failures and are exceptionally supported by the vendor.

SERVER SOFTWARE

     Three are two main components that run on the servers that deliver the website to users: the web server and the application server. We use a web server and application server from IBM called IBM Apache Webserver/Application Server. Both of these products are of enterprise level quality and ensure maximum scalability and reliability.

DATABASE

     All pertinent information relating to Sporg.com is stored in our Oracle database. We chose Oracle as the supplier for our database software because of its reputation in the industry. With Oracle running on hardware from Sun Microsystems, Sporg.com is designed to handle thousands of clubs and events simultaneously and register millions of sign-ups without any degradation in performance.

APPLICATION

     We wrote the Sporg.com software in HTML (Hyper Text Markup Lan guage) and Java. HTML was used for formatting the output of what you see on the page and Java was used for the behind-the-scenes processing. Java was chosen because of its enhanced security and portability to other operating systems.

SECURITY

     With clubs and individuals trusting Sporg.com with their information, security must be at the highest levels. A breach of our security would tarnish our image and cause hesitation among future users. Therefore, we have secured our site with the latest technologies from Cisco and Verisign. Consisting of dual firewalls, 24-hour monitored intrusion detection systems and hardened operating systems, we have taken every reasonable precaution to ensure the safety of data. Further, we have engaged a team of professional security consultants to attempt penetration into our systems and provide a detailed security analysis.

MARKETING PLAN

     Organizations will drive end-user registrants to our website to access our clients' home pages and register for teams, clubs and events. Thus, throughout 2002 we will focus on marketing to organizations, intending to market to the public beginning in 2003 to produce a bottom-up effect.

     There are about one million sports organizations in North America, representing about 400 million annual registrations. The target market increases exponentially beyond sports into recreational programs (including art, dance, musical instruments, and drama, for example), events (hikes/walks, reunions, tournaments, and fundraisers, for example), clubs (investment groups, cars and cards, for example), trade shows and conferences, schools (private schools and daycare, for example), and associations (dental, engineering and financial planners, for example). We estimate the North American market for registrations at 1.5 billion annually. We seek to capture 7% (100 million annual registrations) by 2007, generating $200 million annually.

     Our strategically, CardService International Inc., with 800 corporate employees, 250 sales offices and 4000 sales associates worldwide serving a customer base of 200,000 merchants, processes over $12 billion of credit card transactions annually.

     CardService is training its sales force to market and sell our registration service.

COMPETITION

     Our closest competitors are Active.com (founded in 1998) and Afficient.com, also known as SignMeUpSports.com (founded in 1997).

     Active.com, a venture capitalist-backed company, provides on-line registration services for sports teams, relying largely on advertising revenues. Active.com claims listings for 20,000 events and leagues and 2,000,000 annual registrations.

     Afficient.com focuses on the broader registration market, similar to our focus.

     Both competitors charge a higher commission on online registrations than we will charge.

CUSTOMER PROCUREMENT

     In addition to the CardService International sales force (see "Marketing Plan"), we will engage independent sales representatives. These agents will earn commissions of 65% of the revenue generated from an organization in the first year it joins the Sporg online community and residuals of between 15%-25% annually thereafter. We will pay the agent a bonus on the fifth anniversary of an organization's enrollment provided of course that the organization shall have remained active over the five year period.

     Agents shall be meticulously trained and equipped.

PRICING

     We will charge a $99 passport fee to enrolling organizations and registration fees of 2% on average. A 3% credit card processing fee will be passed through to the organizations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION OR PLAN OF OPERATION

     The following financial review and analysis is intended to assist prospective investors in understanding and evaluating our financial condition and results of our operations for the period from inception (September 7, 2000) through September 30, 2001. This information should be read in conjunction with our financial statements and the accompanying notes thereto, "Selected Financial Data" and other detailed information regarding the Company set forth in this Prospectus.

     To date, Blade has been in the development and construction stages leading up to implementation and deployment of the online registration management package being offered to organizations, clubs, events and societies. KPMG Consulting L.P. completed construction in September 2001 and installed the programs on our servers.

     The net loss from the date of incorporation, September 7, 2000, through year-end September 30, 2001 of $1,118,033 reflects this early development stage. Net cash flows provided by financing activities amounted to $1,123,030.

     We expect to commence operation of the registration service in Canada and in the United States in early 2002. The program will be sold through direct commission-based sales forces in both countries. Sales training programs having been fully developed and paid for and strategic relationships and agreements with sales agents are in place. We expect revenues to commence in 2002.

     To date, our principal source of revenue has been through financing activities.

     Our revenues are by nature recurring revenues, provided by ongoing registrations taking place throughout the year, with annual renewals or repeat events being the norm. We expect to achieve profitability in our third year of operation. Because we limit expenses by having a commissioned sales force, and include a larger initial commission to these sales people for first year registrations they initiate, our revenues ramp up very rapidly after the first two years of the recurring income streams which ongoing registrations provide. At the same time our expenses do not grow substantially. Thus we expect our model to generate recurring, growing revenue, with substantial profitability over the ensuing years. Blade has a very focused compelling business model, which is attempting to achieve a significant business, utilizing the Internet to simplify a transaction carried on well over one billion times per year in North America alone.

                            DESCRIPTION OF PROPERTY

     We maintain an office at 555 West Hastings Street #2770 in Vancouver, comprising 2800 square feet leased from Harbour Centre Complex Ltd. Our monthly rent and related charges are approximately $4,500. We carry adequate insurance to protect our physical assets from loss and damage. This facility is fully utilized and is adequate for our needs for the balance of 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 2001 we acquired the Sporg business from Messrs. Freeman and Norman for cash and the assumption of debt. Founder Frank Anderson conveyed 2,500,000 of our shares of common stock to each of the sellers.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     There is no established public trading market for our shares. Management has not discussed market making with any market maker or broker dealer. A regular trading market for our shares may not develop, or if developed be sustained. A shareholder in all likelihood, therefore, will not be able to resell his shares should he desire to do so. Furthermore, it is unlikely that a lending institution will accept our shares as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our shares.

     We currently have no shares of preferred stock authorized or outstanding.

     There are 8,265,563 shares of our common stock held by non-affiliates and 5,650,000 shares of our common stock held by affiliates which Rule 144 of the Securities Act defines as restricted securities.

     Once this registration statement is effective, the shares being registered for sale by our shareholders will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with him and who has beneficially owned his restricted shares for at least one year may be entitled to sell in the open market within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing shareholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     We have had no changes in or disagreements with our accountants since our incorporation in September 2000.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this Prospectus. This Prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this Prospectus, reference is made to the registration statement.

                              FINANCIAL STATEMENTS

     Our audited consolidated balance sheets at September 30, 2001 and 2000 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year ended September 30, 2001, the period from incorporation on September 7, 2000 to September 30, 2000 and the period from incorporation on September 7, 2000 to September 30, 2001 appearing hereinbelow have been included in reliance on the report of Davidson & Company, Chartered Accountants, given on the authority of said firm as experts in accounting and auditing.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                               SEPTEMBER 30, 2001

A PARTNERSHIP OF INCORPORATED PROFESSIONALS
DAVIDSON & COMPANY -- CHARTERED ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Blade Internet Ventures Inc.
(A Development Stage Company)

     We have audited the accompanying consolidated balance sheets of Blade Internet Ventures Inc. as at September 30, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year ended September 30, 2001, the period from incorporation on September 7, 2000 to September 30, 2000 and the period from incorporation on September 7, 2000 to September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2001 and 2000 and the results of its operations and its cash flows for the year ended September 30, 2001, the period from incorporation on September 7, 2000 to September 30, 2000 and the period from incorporation on September 7, 2000 to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

December 21, 2001

                          A Member of SC INTERNATIONAL
  1200 -- 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               AS AT SEPTEMBER 30

                                                                 2001         2000
                                                              -----------    ------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $     5,636    $4,205
  Receivables...............................................       11,360        --
  Prepaid expenses and deposits.............................       14,648        --
                                                              -----------    ------
          Total current assets..............................       31,644     4,205
CAPITAL ASSETS (Note 4).....................................       35,332        --
                                                              -----------    ------
          TOTAL ASSETS......................................  $    66,976    $4,205
                                                              ===========    ======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................  $    44,627    $   --
  Loans payable (Note 6)....................................      190,877        --
  Due to related parties (Note 7)...........................       27,080        --
                                                              -----------    ------
          Total current liabilities.........................      262,584        --
                                                              -----------    ------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock (Note 8)
     Authorized
       100,000,000 common shares with a par value of $0.001
        per share
     Issued and outstanding
       September 30, 2001 -- 8,695,900 common shares
       September 30, 2000 -- 5,500,000 common shares........        8,696     5,500
  Additional paid-in capital................................      913,729        --
  Deficit accumulated during the development stage..........   (1,118,033)   (1,295)
                                                              -----------    ------
          Total stockholders' equity (deficiency)...........     (195,608)    4,205
                                                              -----------    ------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIENCY)....................................  $    66,976    $4,205
                                                              ===========    ======

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)

  The accompanying notes are an integral part of these consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                                                  PERIOD FROM                               PERIOD FROM
                                                INCORPORATION ON                          INCORPORATION ON
                                               SEPTEMBER 7, 2000                         SEPTEMBER 7, 2000
                                                       TO               YEAR ENDED               TO
                                               SEPTEMBER 30, 2001   SEPTEMBER 30, 2001   SEPTEMBER 30, 2000
                                               ------------------   ------------------   ------------------
EXPENSES
  Advertising and promotion..................     $    17,825          $    17,825           $       --
  Amortization...............................           3,880                3,880                   --
  Consulting fees............................          64,230               64,230                   --
  Insurance..................................          14,018               14,018                   --
  Loan bonus on loan payable.................          17,352               17,352                   --
  Management fees............................          30,000               30,000                   --
  Office and miscellaneous...................          11,279               11,279                   --
  Professional fees..........................          49,302               48,007                1,295
  Rent.......................................          12,758               12,758                   --
  Salaries and benefits......................         279,989              279,989                   --
  Server and bandwidth costs.................          50,459               50,459                   --
  Telecommunications.........................          12,471               12,471                   --
  Travel.....................................          40,176               40,176                   --
  Write-down of web-site acquisition and
     development costs (Note 5)..............         514,294              514,294                   --
                                                  -----------          -----------           ----------
LOSS FOR THE PERIOD..........................     $(1,118,033)         $(1,116,738)          $   (1,295)
                                                  ===========          ===========           ==========
BASIC AND DILUTED LOSS PER COMMON SHARE......                          $     (0.17)          $    (0.01)
                                                  ===========          ===========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING................................                            6,763,213            5,500,000
                                                  ===========          ===========           ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                      (EXPRESSED IN UNITED STATES DOLLARS)
      PERIOD FROM INCORPORATION ON SEPTEMBER 7, 2000 TO SEPTEMBER 30, 2001

                                                                               DEFICIT
                                                                             ACCUMULATED
                                             COMMON STOCK       ADDITIONAL   DURING THE
                                          -------------------    PAID-IN     DEVELOPMENT
                                           SHARES     AMOUNTS    CAPITAL        STAGE         TOTAL
                                          ---------   -------   ----------   -----------   -----------
BALANCE, SEPTEMBER 7, 2000..............         --   $   --     $     --    $        --   $        --
  Common stock issued for cash at $0.001
     per share..........................  5,500,000    5,500           --             --         5,500
  Loss for the period...................         --       --           --         (1,295)       (1,295)
                                          ---------   ------     --------    -----------   -----------
BALANCE, SEPTEMBER 30, 2000.............  5,500,000    5,500           --         (1,295)        4,205
  Common stock issued for cash at $0.01
     per share..........................  2,000,000    2,000       18,000             --        20,000
  Common stock issued for cash at $0.75
     per share..........................  1,195,900    1,196      895,729             --       896,925
  Loss for the year.....................         --       --           --     (1,116,738)   (1,116,738)
                                          ---------   ------     --------    -----------   -----------
BALANCE, SEPTEMBER 30, 2001.............  8,695,900   $8,696     $913,729    $(1,118,033)  $  (195,608)
                                          =========   ======     ========    ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                                                 PERIOD FROM                                 PERIOD FROM
                                               INCORPORATION ON                           INCORPORATION ON
                                              SEPTEMBER 7, 2000                           SEPTEMBER 7, 2000
                                                      TO               YEAR ENDED                TO
                                              SEPTEMBER 30, 2001   SEPTEMBER 30, 2001    SEPTEMBER 30, 2000
                                              ------------------   -------------------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period.......................     $(1,118,033)          $(1,116,738)            $(1,295)
  Items not involving cash:
     Amortization...........................           3,880                 3,880                  --
     Loan bonus accrued on loans payable....          17,352                17,352                  --
     Write-down of web-site acquisition and
       development costs....................         514,294               514,294                  --
  Net changes in non-cash working capital
     items:
     Increase in receivable.................         (11,360)              (11,360)                 --
     Increase in prepaid expenses and
       deposits.............................         (14,648)              (14,648)                 --
     Increase in accounts payable and
       accrued liabilities..................          44,627                44,627                  --
                                                 -----------           -----------             -------
  Net cash used in operating activities.....        (563,888)             (562,593)             (1,295)
                                                 -----------           -----------             -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of capital assets................         (39,212)              (39,212)                 --
  Acquisition of and expenditures on
     web-site development...................        (514,294)             (514,294)                 --
                                                 -----------           -----------             -------
  Net cash used in investing activities.....        (553,506)             (553,506)                 --
                                                 -----------           -----------             -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in due to related parties........          27,080                27,080                  --
  Proceeds from issuance of common stock....         922,425               916,925               5,500
  Proceeds from loans payable...............         173,525               173,525                  --
                                                 -----------           -----------             -------
  Net cash provided by financing
     activities.............................       1,123,030             1,117,530               5,500
                                                 -----------           -----------             -------
INCREASE IN CASH AND CASH EQUIVALENTS DURING
  THE PERIOD................................           5,636                 1,431               4,205
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD....................................              --                 4,205                  --
                                                 -----------           -----------             -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....     $     5,636           $     5,636             $ 4,205
                                                 ===========           ===========             =======

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 11)

  The accompanying notes are an integral part of these consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

1.  HISTORY AND ORGANIZATION OF THE COMPANY

     Blade Internet Ventures Inc. (the "Company") was incorporated under the laws of the State of Nevada on September 7, 2000. The Company's principal business activity consists of an on-line registration and management program for organizations and their events. The Company conducts its business activities under the name of "sporg.com". The Company is considered to be a development stage company as it has not generated revenues from its operations.

     The Company launched its on-line registration web portal during the first quarter of the 2002 fiscal year.

2.  GOING CONCERN

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

     The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete public equity financing or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

                                                                 2001         2000
                                                              -----------    -------
Deficit accumulated during the development stage............  $(1,118,033)   $(1,295)
Working capital (deficiency)................................     (230,940)     4,205
                                                              ===========    =======

3.  SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles. The significant accounting policies adopted by the Company are as follows:

PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sporg Internet Corporation (the "Subsidiary"), which was incorporated under the laws of the Province of British Columbia on February 16, 2001. All significant inter-company balances and transactions have been eliminated upon consolidation.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

FOREIGN CURRENCY TRANSLATION

     The United States dollar is considered to be the functional currency of the Company and its Subsidiary. Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the consolidated statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the consolidated statements of operations.

CASH AND CASH EQUIVALENTS

     The Company considers cash held at banks and all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. At September 30, 2001, cash and cash equivalents consisted of cash held at banks.

CAPITAL ASSETS

     Capital assets are recorded at cost and are amortized using the straight-line method over the following estimated useful lives:

Computer equipment..........................................  3 years
Computer software...........................................  2 years
Office equipment and furniture..............................  5 years

SOFTWARE DEVELOPMENT

     Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     Web-site acquisition and development costs incurred in the preliminary project stage are expensed as incurred. The Company capitalizes certain costs incurred in the developing or obtaining of internal use software used in the web-site. Capitalized costs are amortized over a period of not more than five years and are subject to impairment evaluation on a continual basis.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

     Long-lived assets to be held and used by the Company are continually reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

REVENUE RECOGNITION

     The Company intends to generate revenue from the transaction fees charged to organizations who use the on-line registration and management program. Revenue will be recognized when the services have been performed and the collection is reasonably assured.

ADVERTISING COSTS

     The Company expenses the cost of advertising in the period in which the advertising space or airtime is used.

INCOME TAXES

     A deferred tax asset or liability is recorded for all temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock. Diluted earnings
(loss) per share is not presented separately from earnings (loss) per share as the exercise of any warrants and options would be anti-dilutive.

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities, loans payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash and cash equivalents, receivables and accounts payable and accrued liabilities approximate their carrying values while the fair value of due to related parties and loans payable are not determinable as these instruments have no fixed terms of repayment.

NEW ACCOUNTING PRONOUNCEMENTS

     In June, 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS No. 141 is effective for business combinations completed after June 30, 2001. SFAS No. 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS No. 142. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

     In July 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

     The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

4.  CAPITAL ASSETS

                                                                             NET BOOK VALUE
                                                              ACCUMULATED    --------------
                                                     COST     AMORTIZATION    2001     2000
                                                    -------   ------------   -------   ----
  Computer equipment..............................  $19,546      $1,998      $17,548   $ --
  Computer software...............................    9,798       1,203        8,595     --
  Office equipment and furniture..................    9,868         679        9,189     --
                                                    -------      ------      -------   ----
                                                    $39,212      $3,880      $35,332   $ --
                                                    =======      ======      =======   ====

5  WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     a) Pursuant to an agreement dated October 15, 2000, the Company purchased the rights, technology and property associated with the development of an Internet registration web service from two individuals for cash proceeds of $49,305 (Cdn$75,000) and the assumption of amounts due to a third party not exceeding $9,861 (Cdn$15,000), if any.

     The purchase price of $49,305 was allocated as follows:

Internet address domain names...............................  $   328
Business plan...............................................   10,847
Web design..................................................   36,157
Computers...................................................    1,973
                                                              -------
                                                              $49,305
                                                              =======

     There were no amounts due to a third party at the date of the agreement.

     In conjunction with the purchase agreement, the two individuals became directors of the Company.

     As at September 30, 2001, the Company owed $17,039 of the proceeds of $49,305. The $17,039 promissory note is due on demand and non-interest bearing (Note 7).

     Due to uncertainties regarding the expected future undiscounted cash flows for these assets, the Company recorded a write-down of $47,332 during the year ended September 30, 2001.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

     b) The Company entered into an agreement with a third party consultant for consulting services in connection with the development of an on-line registration web portal. Pursuant to the agreement, the Company paid $466,962 for services rendered to September 30, 2001 and is required to pay an additional $212,986 subsequent to year end (Note 10). Upon final payment, the Company will receive the related source code and documentation from the third party consultant.

     Due to uncertainties regarding the expected future undiscounted cash flows for this asset, the Company recorded a write-down of $466,962 during the year ended September 30, 2001.

6.  LOANS PAYABLE

     On August 10, 2001 and September 7, 2001, the Company received loan proceeds of $135,526 (Cdn$214,000) and $37,999 (Cdn$60,000) respectively, from Westin Capital Inc. ("Westin"). The loans are repayable by the Company sixty days after the advance provided demand is made by Westin. Both loans bear interest at the rate of prime plus 1% and require payment of a cash bonus in the amount of 10% of the principal, being $17,352, to Westin on the date the loan is repaid.

     Subsequent to year end, the loan principal and cash bonus were repaid in full to Westin.

7.  RELATED PARTY TRANSACTIONS

     As at September 30, 2001, due to related parties consisted of $27,080 (2000 -- $Nil) due to directors for reimbursement of expenses and a promissory note relating to the balance of proceeds due on the purchase of certain assets (Note 5).

     During the year ended September 30, 2001, the Company also paid or accrued $30,000 (2000 -- $Nil) for management fees to a director of the Company.

     These transactions are in the normal course of operations and are measured at the exchange amount which is the amount established and agreed to by related parties.

8.  COMMON STOCK

COMMON SHARES

     The issued and outstanding common shares entitle holders to vote and to receive dividends when declared. In the event of the Company's liquidation, dissolution or winding up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

     All 8,695,900 issued and outstanding common shares (September 30, 2000 -- 5,500,000) are restricted securities as defined under the Securities Act of 1933 and in future may be sold only in compliance with Rule 144 of the Act, pursuant to a registration statement filed under the Act, or other applicable exemptions from registration thereunder.

ADDITIONAL PAID-IN CAPITAL

     The excess of proceeds received for shares of common stock over their par value of $0.001 per share is credited to additional paid-in capital.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

9.  INCOME TAXES

     a) A reconciliation of income taxes with the reported income taxes are as follows:

                                                                 2001         2000
                                                              -----------    -------
Loss before income taxes....................................  $(1,116,738)   $(1,295)
                                                              ===========    =======
  Income tax recovery at statutory rates....................  $  (397,358)   $  (440)
  Non-deductible expenses and deferred start-up costs.......      324,932        433
  Unrecognized benefits of non-capital operating losses.....       72,426          7
                                                              -----------    -------
          Total income tax recovery.........................  $        --    $    --
                                                              ===========    =======

     The Company has not recorded in these consolidated financial statements, the deferred income tax benefits of approximately $161,000 of non-capital operating losses which may be applied to reduce taxable income in future years. If not utilized, these operating loss carryforwards will expire in 2008.

     Subject to certain restrictions, the Company also has deferred start-up costs of approximately $949,130 available to reduce taxable income of future years.

     b) The significant components of the Company's deferred income tax assets are as follows:

                                                                 2001         2000
                                                              -----------    -------
Deferred income tax assets:
     Capital assets.........................................  $     1,878    $   433
     Deferred start-up costs................................      322,705         --
     Losses available for future periods....................       72,433          7
                                                              -----------    -------
  Deferred income tax assets................................      397,016        440
  Valuation allowance.......................................     (397,016)      (440)
                                                              -----------    -------
                                                              $        --    $    --
                                                              ===========    =======

10.  COMMITMENTS

     a) Minimum future annual aggregate payments for office facilities leased by the Company are as follows:

2002........................................................  $47,800
2003........................................................   50,000
2004........................................................    4,200

     b) Effective October 15, 2000, the Company entered into employee services agreements with two directors whereby the Company will pay salaries totalling $16,000 per month until October 15, 2005. Minimum future annual aggregate payments for the remaining terms of the employee services agreements are as follows:

2002........................................................  $192,000
2003........................................................   192,000
2004........................................................   192,000
2005........................................................   192,000
2006........................................................    16,000

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

     c) The Company is required to pay $212,986 to a third party consultant for consulting services in connection with the development of the on-line registration web portal (Note 5) as follows:

          i) $95,640 upon successful completion of user acceptance testing; and

          ii) $117,346 within 30 days after successful completion of user acceptance testing.

     Subsequent to year end, the amounts were paid in full.

11.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                              2001   2000
                                                              ----   ----
Cash paid during the period for interest and loan bonus.....  $ --   $ --
                                                              ====   ====
Cash paid during the period for income tax..................  $ --   $ --
                                                              ====   ====

     There were no significant non-cash investing and financing activities for the year ended September 30, 2001 and for the period from incorporation on September 7, 2000 to September 30, 2000.

12.  SEGMENTED INFORMATION

     The Company operates in a single reportable segment that provides an on-line registration and management program in North America. Information about the Company's loss and assets by geographic locations is as follows:

                                                        TOTAL                               TOTAL
                           UNITED STATES    CANADA       2001      UNITED STATES   CANADA    2000
                           -------------   --------   ----------   -------------   ------   ------
Loss.....................    $950,378      $166,360   $1,116,738      $1,295        $ --    $1,295
                             ========      ========   ==========      ======        ====    ======
Identifiable assets......    $  7,529      $ 59,447   $   66,976      $4,205        $ --    $4,205
                             ========      ========   ==========      ======        ====    ======

13.  SUBSEQUENT EVENTS

     Unless otherwise noted elsewhere in these consolidated financial statements, the following events occurred subsequent to September 30, 2001:

          a) On October 10, 2001, the Company received proceeds of $102,335 pursuant to a loan agreement. The loan is due on January 5, 2002 and bears interest at 2.00% of the outstanding principal per month. In addition, the Company is required to issue 10,000 common shares as a loan bonus and has granted the lender the right to convert the principal amount of the loan into common shares of the Company at a conversion rate of $0.75 per share.

          The loan proceeds plus interest were repaid in full and the 10,000 common shares were issued to the lender.

          b) On October 15, 2001, the directors of the Company consented to the following actions:

             i) The Company retained Westin to provide business and investment consulting services to the Company for a period of twelve months. As consideration, the Company will pay $100,000 and issue 2,000,000 shares of the Company's common stock.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

             ii) The Company entered into a creative consulting agreement with Westin Creative Consultants Inc. ("WCCI") whereby WCCI will assist the Company with creative design, report preparation, promotion and marketing for a period of twelve months. As consideration, the Company will grant an option to purchase 500,000 shares of the Company's common stock at a price of $0.75 per share from October 15, 2001 until October 15, 2002.

             iii) The Company entered into an agreement with Westin Communications Inc. ("W-Comm") whereby W-Comm will provide investor relations services to the Company for the purpose of obtaining funding of approximately $2,000,000 in exchange for consideration of $400,000 (Note 13d). The Company must also pay to W-Comm an additional $500,000 provided W-Comm arranges funding of approximately $3,000,000 for the Company by March 15, 2002.

             iv) The Company entered into an agreement with Hanover Capital Corp. ("Hanover") whereby Hanover will perform certain services to assist the Company to become publicly traded on the Electronic Bulletin Board. As consideration, the Company will issue 300,000 shares of the Company's common stock and pay $100,000.

          c) On October 26, 2001, the Company was assigned the rights, title and interest to the Canadian trademark application of "sporg".

          d) On November 26, 2001, the directors of the Company consented to complete a private placement of 2,666,663 units at a price of US$0.75 per unit for total proceeds of $2,000,000 pursuant to Regulation S of the Securities Act of 1933. Each unit issued consists of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional share of common stock until November 30, 2002 at a price of US$1.50 per share.

          e) On December 6, 2001, the directors of the Company consented to approve an offering of up to 333,333 units at a price of US$0.75 per unit for total proceeds of up to US$250,000. Each unit will consist of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional common share for a period of one year from closing of the offering at a price of US$1.50 per share. The offering will be completed pursuant to Regulation S of the Securities Act of 1933.

     On December 21, 2001, the directors of the Company resolved to issue 93,000 units for total proceeds of $69,750.

             ------------------------------------------------------
             ------------------------------------------------------

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY....................    1
RISK FACTORS..........................    2
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS..........    4
USE OF PROCEEDS.......................    5
DETERMINATION OF OFFERING PRICE.......    5
DILUTION..............................    5
SELLING SECURITYHOLDERS...............    5
PLAN OF DISTRIBUTION..................    6
LEGAL PROCEEDINGS.....................    7
DIVIDEND POLICY.......................    7
DIRECTORS, EXECUTIVE OFFICERS,
  PROMOTERS AND CONTROL PERSONS;
  EXECUTIVE COMPENSATION..............    7
SECURITIES OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT....    9
DESCRIPTION OF SECURITIES.............    9
INTERESTS OF NAMED EXPERTS AND
  COUNSEL.............................   12
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION.....................   12
ORGANIZATION WITHIN LAST FIVE YEARS...   12
DESCRIPTION OF BUSINESS...............   13
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OR PLAN OF OPERATION................   17
DESCRIPTION OF PROPERTY...............   17
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS........................   17
MARKET FOR COMMON EQUITY AND RELATED
  SHAREHOLDER MATTERS.................   17
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS.........................   18
AVAILABLE INFORMATION.................   18
FINANCIAL STATEMENTS..................   19
     Until           , 2002 (25 days after
the date of this prospectus), all dealers
effecting transactions in the registered
securities, whether or not participating in
this offering may be required to deliver a
prospectus.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                        8,265,563 SHARES OF COMMON STOCK

                                 BLADE INTERNET
                                 VENTURES INC.
                              --------------------
                                   PROSPECTUS
                              --------------------
                             APRIL           , 2002

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws limit, to the maximum extent permitted by Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Bylaws provide further that we shall indemnify to the fullest extent permitted by Nevada law any person made a party to an action or proceeding by reason of the fact that such person was director, officer, employee or agent of Blade. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his being an officer or director of Blade to the maximum extent permitted by Nevada law.

     Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                          DOCUMENT                            EXHIBIT NUMBER
                          --------                            --------------
Articles of Incorporation...................................          3.1
Bylaws......................................................          3.2

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable in connection with the sale of the units being registered hereby. All amounts are estimates, except the registration fee.

                            ITEM                               AMOUNT
                            ----                              --------
S.E.C. registration fee.....................................  $ 570.32
Blue sky fees and expenses..................................         *
Printing and engraving expenses.............................         *
Legal fees and expenses.....................................         *
Auditors' fees and expenses.................................         *
Transfer agent and registrar fees...........................         *
Miscellaneous expenses......................................         *
                                                              --------
          Total.............................................  $      *
                                                              ========

---------------

* To be determined

     We will pay all expenses of registration from cash on hand.

RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of the transactions by Blade since its incorporation on September 7, 2000 involving sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

     Upon our formation on September 7, 2000, we issued 5,500,000 shares of our common stock to our founder in exchange for his $5500 initial capital contribution.

     In October and November 2000 we issued 2,000,000 shares of our common stock to eight investors in exchange for $20,000 in capital contributions in an offering exempt from registration under Regulation S.

     In August 2001 we issued 1,195,900 shares of our common stock to 27 investors in exchange for $896,925 in capital contributions in an offering exempt from registration under Regulation D.

     In October 2001 we issued 10,000 shares of our common stock to a private lender in consideration for a loan she advanced to us. We issued 2,000,000 shares of our common stock to designees of a consultant in consideration for services to be rendered. We issued 300,000 shares of our common stock to an investment bank in consideration for services to be rendered.

     In November 2001 we issued 2,666,663 shares of our common stock to seven investors in exchange for $2,000,000 in capital contributions in an offering exempt from registration under Regulation S.

     In December 2001 we issued 93,000 shares of our common stock to four investors in exchange for $69,750 in capital contributions in an offering exempt from registration under Regulation S.

                                    EXHIBITS

EXHIBIT
NUMBER                                   EXHIBIT
-------                                  -------
  3.1     --   Articles of incorporation, as amended
  3.2     --   Bylaws
  4.1     --   Specimen Common Stock Certificate*
  5.1     --   Opinion of Mirkin & Woolf P.A.*
          --   Employment Agreement with L. Eric Freeman dated October 15,
 10.1          2000
          --   Employment Agreement with David M. Norman dated October 15,
 10.2          2000
          --   Employment Agreement with Jeremy Freeman dated February 1,
 10.3          2001
 10.4     --   Employment Agreement with Bonar Harris dated June 4, 2001
          --   Employment Agreement with Wenhu Guan dated September 10,
 10.5          2001
 10.6     --   Asset Purchase Agreement, as amended
 10.7     --   Master Services Agreement
          --   Consulting Agreement with Hanover Capital Corp. Dated
 10.8          October 15, 2001
          --   Agreement for Investor Relations Services with Westin
 10.9          Communications Inc. dated October 15, 2001
          --   Creative Consulting Agreement with Westin Creative
 10.10         Consultants Inc. dated October 15, 2001
          --   Business and Investment Consulting Agreement with Westin
 10.11         Capital Inc. dated October 15, 2001
 10.12    --   2002 Stock Option Plan
 21.1     --   Subsidiaries*
 23.1     --   Consent of Accountants
 23.2     --   Consent of Mirkin & Woolf, P.A. (included in Exhibit 5.1)

---------------

* to be filed by amendment

                                  UNDERTAKINGS

     The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on February 6, 2002.

                                          BLADE INTERNET VENTURES INC.

                                          By:
                                            ------------------------------------
                                            L. Eric Freeman, Chief Executive
                                              Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                   SIGNATURE                                    TITLE                       DATE
                   ---------                                    -----                       ----

                                                    Chief Executive Officer, Chief    February 6, 2002
------------------------------------------------     Financial Officer, Director
L. Eric Freeman


                                                         President, Director          February 6, 2002
------------------------------------------------
David M. Norman


                                                    Secretary/Treasurer, Director     February 6, 2002
------------------------------------------------
Frank D. Anderson


                                                               Director               February 6, 2002
------------------------------------------------
Charles R. Burtzloff

                                    EXHIBITS

EXHIBIT
NUMBER                                   EXHIBIT
-------                                  -------
  3.1     --   Articles of incorporation, as amended
  3.2     --   Bylaws
  4.1     --   Specimen Common Stock Certificate*
  5.1     --   Opinion of Mirkin & Woolf P.A.*
          --   Employment Agreement with L. Eric Freeman dated October 15,
 10.1          2000
          --   Employment Agreement with David M. Norman dated October 15,
 10.2          2000
          --   Employment Agreement with Jeremy Freeman dated February 1,
 10.3          2001
 10.4     --   Employment Agreement with Bonar Harris dated June 4, 2001
          --   Employment Agreement with Wenhu Guan dated September 10,
 10.5          2001
 10.6     --   Asset Purchase Agreement, as amended
 10.7     --   Master Services Agreement
          --   Consulting Agreement with Hanover Capital Corp. Dated
 10.8          October 15, 2001
          --   Agreement for Investor Relations Services with Westin
 10.9          Communications Inc. dated October 15, 2001
          --   Creative Consulting Agreement with Westin Creative
 10.10         Consultants Inc. dated October 15, 2001
          --   Business and Investment Consulting Agreement with Westin
 10.11         Capital Inc. dated October 15, 2001
 10.12    --   2002 Stock Option Plan
 21.1     --   Subsidiaries*
 23.1     --   Consent of Accountants
 23.2     --   Consent of Mirkin & Woolf, P.A. (included in Exhibit 5.1)

---------------

* to be filed by amendment